AMENDMENT TO
CONSULTING AGREEMENT

This AMENDMENT is to the Consulting Agreement (the "Agreement") dated the 30th day of April, 2007, by and between MDL Associates, LLC, a Pennsylvania Limited Liability Company, with an address at 804 Whispering Brooke Drive, Newtown Square, Pennsylvania 19073 (hereinafter "MDL, LLC") and PRWT Services, Inc., a Pennsylvania corporation with an address at 1835 Market Street, 8th floor, Philadelphia, Pennsylvania 19103 (hereinafter referred to as "PRWT"). This Amendment is dated November 1, 2008, which is hereinafter referred to as the "Effective Date."

WHEREAS, PRWT has acquired from Merck, a pharmaceutical manufacturing site in Danville, Pennsylvania (hereinafter the "Danville site"); and

WHEREAS, PRWT acknowledges that MDL, LLC, by and through its principal/manager, Murvin Lackey, made a significant contribution to the successful completion of the above-referenced transaction; and

WHEREAS, the parties desire to rescind part of the fee payment that has been made to MDL, LLC and to revise the fee payment schedule set forth in the Agreement.

NOW, THEREFORE, intending to be legally bound hereby the parties hereto represent and agree as follows:

1. Section 5 of the Agreement is deleted in its entirety and is hereby amended to read as follows:

5. Fee

a. Upon the successful acquisition of the Danville site, PRWT shall pay to MDL, LLC a fee in the aggregate amount of One Million Twenty Five Thousand Dollars ($1,025,000.00) payable as follows:

(i) An initial fee pursuant to this Amendment of Four Hundred Twenty-Five Thousand Dollars ($425,000.00), either directly to MDL, LLC, to an individual designated by MDL, LLC or by wire transfer to a financial institution designated by MDL, LLC on or before December 31, 2008, subject to the conditions set forth in Section 5 (b); and

(ii) Three subsequent individual fee payments in the amount of Two Hundred Thousand Dollars ($200,000.00) each

payable on or before January 31, 2009, January 31, 2010 and January 31, 2011, which shall be paid directly to MDL, LLC or by wire transfer to a financial institution designated by MDL, LLC.

b. The payment schedule set forth in Section 5(a) (i) and (ii) above is subject to the following:

(i) MDL, LLC hereby acknowledges that PRWT has paid Six Hundred Twenty Five Thousand Dollars ($625,000.00) for the benefit of MDL, LLC, which was distributed as directed by MDL, LLC in the amounts of Four Hundred Thousand Dollars ($400,000.00) to Willie F. Johnson, Chairman of PRWT (hereinafter the "Chairman") and Two Hundred Twenty-Five Thousand ($225,000.00) to Donna Lackey, the wife of Murvin Lackey, which payments the parties agree constituted the payment of the Initial Fee set forth in Section 5 of the Agreement.

(ii) PRWT, MDL, LLC and the Chairman hereby agree to rescind the payment made by PRWT to the Chairman as directed by MDL, LLC; the Chairman agrees upon execution of this Amendment to repay to PRWT an amount equal to Four Hundred Thousand Dollars ($400,000.00); and immediately upon receipt of the Chairman's repayment PRWT hereby agrees to pay to MDL, LLC an amount equal to Two Hundred Thousand Dollars ($200.000.00). PRWT and MDL, LLC hereby reaffirm and agree that the payment made to Donna Lackey at the direction of MDL, LLC pursuant to the Agreement becomes part of the initial fee paid to MDL, LLC pursuant to Section 5(a)(i) of this Amendment. The total amount of the initial fee payable by PRWT to MDL, LLC on or before December 31, 2008 in connection with the acquisition of the Danville site shall equal Four Hundred Twenty-Five Thousand Dollars ($425,000.00) consisting of the payment to Donna Lackey hereby acknowledged as received by MDL, LLC and Two Hundred Thousand Dollars ($200,000.00) to be paid by PRWT to MDL, LLC on or before December 31, 2008.

2. Section 6 of the Agreement is deleted in its entirety.

3. Section 7 of the Agreement is deleted in its entirety and is hereby amended to read as follows:

   7. Term. The term of this Agreement shall be for the period beginning February 10, 2006 and continuing in effect until January 31, 2011, the termination date.

4. Section 8 of the Agreement is hereby deleted in its entirety and is hereby amended to read as follows:

   8. Representations: Consultant represents he is not a licensed real estate broker or realtor or real estate investment advisor, and this Amendment relates solely to Consultant's services as a facilitator in the transfer of the Danville site ownership from Merck to PRWT or its subsidiary.

5. Except as specifically set forth in this Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect. Each reference to the Agreement shall hereinafter refer to the Agreement or amended by this Amendment.

IN WITNESS WHEREOF, PRWT, the Chairman and MDL, LLC have each executed and delivered this Amendment as of the Effective Date.

PRWT

Harold T. Epps

Harold T. Epps
President and CEO

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Willie F. Johnson

MDL Associates, LLC

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Murvin Lackey